NEWS RELEASE
VIRGINIA COMMONWEALTH FINANCIAL
CORPORATION


October 9, 1998



Contact:  Jeffrey W. Farrar, Chief Financial Officer
                   (540) 825-4800

                   VIRGINIA COMMONWEALTH FINANCIAL CORPORATION
                   ANNOUNCES FINALIZATION OF TRANSACTION WITH
                             VIRGINIA HEARTLAND BANK

Culpeper, VA - Virginia Commonwealth Financial Corporation (NASDAQ - VCFC) completed on Thursday, October 8, 1998 its name change from Second National Financial Corporation and affiliation with Virginia Heartland Bank in Fredericksburg, Virginia. Virginia Commonwealth Financial now serves as the holding company for two subsidiary banks, Second Bank & Trust in Culpeper, Virginia and Virginia Heartland Bank in Fredericksburg, Virginia, with consolidated assets of approximately $343 million.